GLOBAL TELECOM & TECHNOLOGY TO ACQUIRE ASSETS
FROM GLOBAL CAPACITY, INC.

Company Further Advances Strategy to Scale Business

McLean, VA, January 4, 2010 — Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network, IP transit and mobility services, today announces it has signed an agreement to acquire certain customers and assets from Chicago-based Global Capacity, Inc.

Under the terms of the agreement, GTT will pay up to $8 million in cash for contracts with over 100 data transport customers generating up to $25 million in annualized revenue.  GTT expects the transaction to close in the first quarter of 2010, subject to customer and other supplier consents and approval by the Federal Communications Commission.

Structured as a simple transfer of customer contract agreements, this asset acquisition complements GTT’s existing business as many of the affected customers are also existing customers of GTT.  GTT expects to rapidly integrate these customers into its proprietary operational platform through its Circuit Management Database (CMD), resulting in virtually no service interruptions, minimal incremental support costs, and high quality service assurance for customers.

"Following on the heels of the acquisition of WBS Connect, the addition of Global Capacity’s customer base advances GTT’s strategy to rapidly scale our global telecom business.  With this transaction, we will further leverage our unique intellectual capital and enhance our established reputation for providing reliable telecom services to our global customer base," said Rick Calder, President and Chief Executive Officer of Global Telecom & Technology.

“This is another significant step forward in building cash flow through prudent M&A activity,” said Eric Swank, Chief Financial Officer of GTT.  “This acquisition provides a great opportunity to leverage our CMD platform, by essentially porting the new circuits into our business, expanding our adjusted EBITDA in the process by layering on contract revenue from a very similar customer base.  Due to these synergies, we expect the transaction to be immediately accretive.”

This is the second acquisition in less than 60 days for GTT.  The company closed its acquisition of WBS Connect on December 16, 2009.  The WBS Connect acquisition provides GTT the opportunity to expand its portfolio of IP transit and Ethernet services, and adds over 60 points of presence in major metro markets throughout North America, Asia and Europe.

About Global Telecom & Technology
GTT is a global network integrator providing a broad portfolio of Wide-Area Network (WAN), IP transit and  mobility services. With over 800 supplier relationships worldwide, GTT combines multiple networks and technologies such as traditional OC-x, MPLS and Ethernet, to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances its client performance through its proprietary Content Management Database (CMD), providing customers with an integrated support system for all of its services.  GTT is committed to providing comprehensive solutions, project management and 24x7 global operations support. Headquartered in McLean, Virginia, GTT now has offices in Denver, London and Dusseldorf, and provides services to more than 700 enterprise, government, and carrier clients in over 80 countries worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements:
This release may contain “forward-looking statements” or other information related to the company’s future growth, expenditures, personnel, product and service enhancements and deployments, strategy or other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”). You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual reports on Form 10-K and quarterly reports on Form 10-K filed with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

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For GTT Media Inquiries, please contact:
Ilissa Miller
Jaymie Scotto & Associates
1.866.695.3629
pr@jaymiescotto.com

For GTT Investor Relations Inquiries, please contact:
Eric Swank
Chief Financial Officer
1.703.442.5529
Eric.Swank@gt-t.net